UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2007

VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 914-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On October 1, 2007, ViaCell, Inc., a Delaware corporation (“ViaCell”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PerkinElmer, Inc., a Massachusetts corporation (“PerkinElmer”), and Victor Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of PerkinElmer (the “Purchaser”), pursuant to which, among other things, the Purchaser will commence a tender offer for all the outstanding shares of common stock of ViaCell, subject to the terms and conditions of the Merger Agreement.

On October 1, 2007, ViaCell and PerkinElmer issued a joint press release relating to the Merger Agreement. A copy of the press release was previously furnished on a Schedule 14D-9C, dated October 1, 2007.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a tender offer (the “Offer”) to acquire (i) all the outstanding shares of ViaCell common stock, par value $0.01 per share (“ViaCell Common Stock”), at a price of $7.25 per share, net to the selling stockholders in cash, without interest thereon (the “Offer Price”). The Merger Agreement provides that the Offer will commence within 10 business days after the date of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into ViaCell (the “Merger”) and ViaCell will become a wholly-owned subsidiary of PerkinElmer. At the effective time of the Merger, each issued and outstanding share of ViaCell Common Stock (the “Shares”) (other than Shares owned by ViaCell, PerkinElmer or the Purchaser, and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive the amount in cash, without interest, as set forth above.

The Merger Agreement includes customary representations, warranties and covenants of ViaCell, PerkinElmer and the Purchaser. ViaCell has agreed to operate its business in the ordinary course until the Offer is consummated. ViaCell has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire ViaCell and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both ViaCell and PerkinElmer and provides that, in connection with the termination of the Merger Agreement under specified circumstances, ViaCell may be required to pay to PerkinElmer a termination fee of $8.5 million.

The Purchaser’s obligation to accept for payment and pay for shares of ViaCell Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (i) at least a majority of the outstanding shares of ViaCell Common Stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the “Minimum Condition”) and (ii) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act.

Subject to the terms of the Merger Agreement, ViaCell has granted the Purchaser an option to purchase that number of newly-issued Shares that is equal to one share more than the amount needed to give the Purchaser ownership of 90% of the outstanding ViaCell Common Stock on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only if, among other things, the Minimum Condition is satisfied. The Purchaser will pay ViaCell the Offer Price for each share acquired upon exercise of the Top-Up Option.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about ViaCell, PerkinElmer or the Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ViaCell or PerkinElmer or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ViaCell’s or PerkinElmer’s public disclosures.

About ViaCell

ViaCell is a biotechnology company dedicated to enabling the widespread application of human cells as medicine. ViaCell markets ViaCord(R), a product offering through which families can preserve their baby’s umbilical cord blood at the time of birth for possible future medical use in treating over 40 diseases including certain blood cancers and genetic diseases. The Company is also working to leverage its commercial infrastructure and product development capabilities by developing ViaCyte(SM), a product candidate being studied for its potential to broaden reproductive choices for women through the cryopreservation of human unfertilized eggs. ViaCell also conducts research and development primarily to investigate other potential therapeutic uses of umbilical cord blood-derived stem cells and on technology for expanding populations of these cells. ViaCell’s pipeline is focused in the areas of cancer, cardiac disease, and diabetes. For more information about ViaCell, visit our website at http://www.viacellinc.com.

Additional Information

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of ViaCell Common Stock. The Purchaser has not commenced the Offer for shares of ViaCell stock described in this communication.

Upon commencement of the Offer, the Purchaser will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the Offer, ViaCell will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the Offer.

Shareholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from PerkinElmer by directing a request to PerkinElmer, 940 Winter Street, Waltham, Massachusetts 02451, Attention: Michael

A. Lawless, or from ViaCell, Inc., 245 First Street, Cambridge, MA, 02142, Attention: Justine Koenigsberg, Senior Director, Corporate Communications.

In connection with the proposed transactions contemplated by the definitive agreement between PerkinElmer and ViaCell, ViaCell and its directors, executive officers and other employees may be deemed to be participants in any solicitation of ViaCell stockholders in connection with such proposed transactions. Information about ViaCell’s directors and executive officers is available in ViaCell’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 17, 2007.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements All statements included in this Current Report on Form 8-K concerning activities, events or developments that ViaCell expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Offer will not close because of a failure to satisfy one or more of the closing conditions and that ViaCell’s business will have been adversely impacted during the pendency of the Offer. Additional information on these and other risks, uncertainties and factors is included in ViaCell’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 1, 2007, by and among PerkinElmer Corporation, a Massachusetts corporation, Victor Acquisition Corp., a Delaware corporation, and ViaCell, Inc., a Delaware corporation.*

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. ViaCell agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViaCell, Inc.
Date: October 2, 2007	Name:	John F. Thero

	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 1, 2007, by and among PerkinElmer Corporation, a Massachusetts corporation, Victor Acquisition Corp., a Delaware corporation, and ViaCell, Inc., a Delaware corporation.*

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. ViaCell agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.